UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.)

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Privia Health Group, Inc.

(Name of Registrant as Specified In Its Charter)

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P.O. BOX 8016, CARY, NC 27512-9903

Privia Health Group, Inc.

Annual Meeting of Stockholders

Wednesday, May 20, 2026 11:00 AM, Eastern Time

Annual meeting to be held live via the Internet- please visit http://www.proxydocs.com/PRVA for more details.

You must register by May 19, 2026 5PM Eastern Time to attend the meeting online at www.proxydocs.com/PRVA

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/PRVA

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 8, 2026.

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On May 20, 2026 For Stockholders of record as of March 23, 2026

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Privia Health Group, Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 and 3.

PROPOSAL
1.	To elect the three nominees listed in the accompanying proxy statement as Class I directors to the Board of Directors to serve until our 2029 annual meeting and until their respective successors have been duly elected and qualified.

1.01 Nancy Cocozza

1.02 David King

1.03 Francis Soistman

2.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”).

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026.

4.	To transact such other business as may properly come before the meeting.